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                                                                     Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                         New York, New York 10022-3897



                                                 August 14, 1998


Samsonite Corporation
Samsonite Holdings Inc.
11200 East 45th Avenue
Denver, Colorado 80239-3018


               Re:  Samsonite Corporation and
                    Samsonite Holdings Inc.
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Samsonite Corporation, a Delaware corporation (the "Company"), and Samsonite Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Holdings"), in connection with the Registration Statement of the Company and Holdings on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to (a) up to $175,000,000 aggregate liquidation preference of the Company's 13% Senior Redeeemable Exchangeable Preferred Stock (the "New Preferred Stock"), (b) up to $175,000,000 aggregate principal amount of the Company's 13% Junior
Subordinated Debentures due 2010 (the "Company Exchange Debentures"), issuable at the Company's option in exchange for the New Preferred Stock and (c) up to $175,000,000 aggregate principal amount of Holdings' 13% Senior Debentures due 2010 (the "Holdings Exchange Debentures"), issuable at the Company's option in exchange for the New Preferred Stock.
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          The New Preferred Stock is to be issued pursuant to an exchange offer (the "Exchange Offer"), in exchange for a like liquidation preference of the issued and outstanding 13% Senior Redeeemable Exchangeable Preferred Stock of the Company (the "Old Preferred Stock"), as contemplated by the Registration Rights Agreement dated as of June 24, 1998 (the "Registration Rights Agreement"), between the Company and CIBC Oppenheimer Corp. (the "Initial Purchaser").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement; (iii) a copy of the Certificate of Designation relating to the Old Preferred Stock and the New Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on June 23, 1998 (the "Certificate of Designation"); (iv) an executed copy of the Indenture (the "Company Exchange Debentures Indenture"), dated as of June 24, 1998, relating to the Company Exchange Debentures, between the Company and United States Trust Company of
New York (the "Trustee"); (v) a copy of the form of the Indenture relating to the Holdings Exchange Debentures filed as an exhibit to the Registration Statement (the "Holdings Exchange Debentures Indenture"); (vi) an executed copy of the Purchase Agreement, dated as of June 18, 1998, between the Company and the Initial Purchaser, relating to the Old Preferred Stock; (vii) the Cross-Receipt between the Company and the Initial Purchaser acknowledging payment in full for the Old Preferred Stock; (viii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (ix) the By-Laws of the Company, as amended to date; (x) the Certificate of Incorporation of Holdings, as currently in effect; (xi) the By-Laws of Holdings, as currently in effect;
(xii) certain resolutions adopted by the Board of Directors of the Company and the Executive

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Committee of the Board of Directors of the Company relating to the Exchange
Offer, the Old Preferred Stock, the New Preferred Stock, the Company Exchange Debentures, the Certificate of Designation, the Company Exchange Debentures Indenture and related matters; (xiii) the Form T-1 of the Trustee related to the Company Exchange Debentures Indenture filed as an exhibit to the Registration Statement; (xiv) the Form T-1 of the Trustee related to the Holdings Exchange Debentures Indenture filed as an exhibit to the Registration Statement; (xv) the form of certificate evidencing the New Preferred Stock; (xvi) the form of certificate evidencing the Company Exchange Debentures; and (xvii) the form of certificate evidencing the Holdings Exchange Debentures. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Holdings and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, Holdings and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto other than the Company and Holdings had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Holdings and others.
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          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law (the "DGCL").

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. When the New Preferred Stock has been issued, executed and delivered in accordance with the Certificate of Designation and the Registration Rights Agreement against receipt of the Old Preferred Stock pursuant to the Exchange Offer (and assuming compliance with Section 160 of the DGCL), the New Preferred Stock will be validly issued, fully paid and non-assessable.

          2. When the Company Exchange Debentures have been duly executed and authenticated in accordance with the terms of the Company Exchange Debentures Indenture and have been delivered against receipt of the New Preferred Stock in accordance with the terms of the Certificate of Designation (and assuming compliance with Section 160 of the DGCL), the Company Exchange Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganiza-tion, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.03 of the Company Exchange Debentures Indenture may be deemed unenforceable.

          3. When the Holdings Exchange Debentures have been duly authorized by all necessary corporate action on the part of Holdings, the Holdings Exchange Debentures Indenture has been duly executed and delivered by the parties thereto, and the Holdings Exchange Debentures are executed and authenticated in accordance with the terms of the Holdings Exchange Debentures Indenture and have been delivered against receipt of the New Preferred Stock in accordance with the terms of the Certificate of Designation, the Holdings Exchange Debentures will constitute valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except to the extent that (a) enforcement thereof may be
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limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(b) the waiver contained in Section 4.03 of the Holdings Exchange Debentures Indenture may be deemed unenforceable.

          In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Company Exchange Debentures Indenture and the Company Exchange Debentures, the execution and delivery by Holdings of the Holdings Exchange Debentures Indenture and the Holdings Exchange Debentures, and the performance by the Company and Holdings of their respec-tive obligations thereunder, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or Holdings or their respective properties are subject at the time of execution and issuance thereof (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, the Company Exchange Debentures
Indenture, the Purchase Agreement, the Registration Rights Agreement,
Holdings' Certificate of Incorporation, Holdings' By-Laws or the Holdings Exchange Debentures Indenture), (ii) any law, rule, or regulation to which the Company or Holdings is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the DGCL (as in effect on the date hereof) or those laws, rules and regulations (as in effect on the date hereof) of the State of New York and the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Company Exchange Debentures Indenture, the Holdings Exchange Debentures Indenture and the Exchange Offer, but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. In addition, we have assumed that the Holdings Exchange Debentures Indenture, if executed, will conform to the form thereof examined by us.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this
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consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ Skadden, Arps, Slate,

                                      Meagher & Flom LLP